EXHIBIT 10.4

[English Translation]

LOAN AGREEMENT

Lender (“Party A”):    Jinjiang Weili Weaving Industrial Co., Ltd.

Borrower (“Party B”): Shenzhen Trony Science and Technology Development Co., Ltd.

WHEREAS, Party B has good enterprise development prospects, and is in urgent need of funds to rapidly expand production capacity in order to meet fast-growing market demand. For purposes of supporting Party B’s development, Party A and Party B hereby enter into this agreement (this “Agreement”) with respect to an interest-free loan made by Party A to Party B for purchase of equipment:

1.                                      Amount of Loan: The loan made by Party A to Party B shall be RMB305 Million.

2.                                      Form of Loan: Party A shall make and release the loan in installments as requested by Party B.

3.                                      Interest on Loan: No interest shall be paid on the loan made by Party A to Party B during the term of loan.

4.                                      Term of Loan: The term of loan shall be two (2) years from April 10, 2008 to April 10, 2010.

5.                                      Repayment Schedule and Method: Party B may, in its sole discretion, make arrangements for the repayment schedule and method during the term of loan based on its operation condition. Prior to the expiration of this Agreement, Party A and Party B may renew this agreement through mutual agreement if Party B fails to make the repayment as agreed.

6.                                      Disputes Resolution: Any dispute arising in the course of the performance of this Agreement shall be settled by the parties through friendly consultation, or may be mediated by a third party or, if no settlement can be reached through mediation, either party may bring an action in a People’s Court.

7.                                      This Agreement shall be executed in two (2) copies with each of Party A and Party B holding one (1) copy, and shall become effective after being signed or sealed by both parties.

Party A: Jinjiang Weili Weaving Industrial Co., Ltd.	Party B: Shenzhen Trony Science and Technology Development Co., Ltd.

(Seal)	(Seal)

Date: April 9, 2008	Date: April 9, 2008